Exhibit 10.1





                               STOCK SUBSCRIPTION
                           AND STOCKHOLDERS AGREEMENT

         THIS STOCK SUBSCRIPTION AND STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into this 4th day of November, 2004, by and among Global Gold Corporation, a Delaware corporation (the "Company"), Van Krikorian, Drury Gallagher, and Nicholas J. Aynilain for NJA Investments (collectively the "Key Shareholders"), on the one hand, and Firebird Global Master Fund, Ltd., a Cayman Islands corporation, Firebird Republics Fund, Ltd., a Cayman Islands corporation, and Firebird Avrora Fund, Ltd., a Cayman Islands corporation (each a "Purchaser" and together the "Purchasers"), on the other hand.



                                    RECITALS:

         WHEREAS, the Company has proposed to offer (the "Offering") to sell up to an aggregate for all subscribers to such Offering of 3,000,000 shares of its common stock, $.001 par value per share ("Common Stock"), with a minimum purchase of 50,000 shares of Common Stock (unless otherwise permitted by the Company), with the purchase price for such shares payable in cash upon Closing (as defined below) and the purchase of each share also entitling the Purchasers for no additional consideration to a warrant to be delivered to each Purchaser upon Closing for the purchase on or before December 1, 2006 of one additional share of Common Stock at an exercise price of $0.75 and subject to the other terms set forth in such warrant, the form of which is attached to this Agreement as Exhibit A (collectively, the "Warrants");

         WHEREAS, the shares of Common Stock (the "Units" or the "Securities") are being offered pursuant to the Company's Confidential Private Placement Memorandum dated October 18, 2004, as may be amended from time to time (the "Memorandum"), and the Offering is intended to come within the provisions of Regulation D under the Securities Act of 1933, as amended (the "Act");

         WHEREAS, the Key Shareholders are the owners in the aggregate of 4,628,453 shares of Common Stock, and the Key Shareholders, the Purchasers and the Company wish to provide for certain matters as set forth herein; and

         WHEREAS, simultaneously with the closing of the sale of the Shares and delivery of the Warrants, the Purchasers and the Company shall become signatories to a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement).

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                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Subscription.

                  (a) Subject to the terms and conditions hereof, the Purchasers hereby irrevocably subscribe for the number of Units as are set forth opposite such Purchaser's name on Schedule A hereto at the aggregate purchase price set forth opposite such Purchaser's name on Schedule A hereto at the rate of $0.50 per share (the "Purchase Price"), such shares to be issued upon Closing together with the delivery of the Warrants. The closing of the subscription and issuance of the Units and Warrants (the "Closing") shall take place at the offices of Coudert Brothers LLP, counsel to the Purchasers, simultaneously with the execution and delivery of this Agreement, or at such other location or time as may be agreed by the parties.

                  (b) At the Closing, the Purchasers shall deliver the following:

                           (i) the Purchase Price in cash or by check (subject
to collection), bank draft or postal or express money order payable in United States dollars, or by wire transfer, to an account or accounts specified by the Company;

                           (ii) an executed copy of this Agreement; and

                           (iii) an executed copy of the Accredited Investor
Suitability Questionnaire.

                  (c) At the Closing, the Company shall deliver the following:

                           (i) certificates representing the Units;

                           (ii) the Warrants;

                           (iii) evidence satisfactory to the Purchasers that
the Company has terminated with effect prior to the Closing any and all agreements for the provision of consulting or related services, including without limitation, that certain agreement with Analytix Capital;

                           (iv) a copy of this Agreement and the Registration
Rights Agreement duly executed by the Company; and

                           (v) such other documents as the Purchasers shall
reasonably request.


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         2. Company and Key Shareholders Representations and Warranties. Except
as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Purchasers prior to the execution of this Agreement and attached hereto as Schedule B, the Company and the Key Shareholders hereby jointly and severally represent and warrant to the Purchasers as follows:

                (a) The Memorandum was prepared in connection with the Offering. The Memorandum and any amendments or supplements thereto did not and will not, as of the date thereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) Each of the Company and its subsidiaries has been duly incorporated or formed, is validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and is licensed or qualified to do business and in good standing in each jurisdiction in which it is required to be so licensed or qualified, and has all requisite power and authority to own its properties and carry on its businesses as presently conducted and as proposed to be conducted.

                (c) (i) Immediately prior to the Closing, the capitalization of the Company consists of 100,000,000 shares of Common Stock, of which 9,281,301 shares are duly and validly issued and outstanding, fully paid, and non-assessable, and all such issued and outstanding shares have been issued in compliance with all applicable federal and state laws concerning the issuance of securities.

                  (ii) Other than as described in this paragraph 2(c) or as disclosed in paragraph 2(c) of the Schedule of Exceptions, the Company does not have authorized or outstanding any stock or securities, or any options, warrants, convertible securities, or any other right (whether contingent or otherwise) to purchase or convert any obligations into stock or securities of the Company, nor is the Company obligated to issue any stock, securities, options, warrants, or other such rights. Except for the rights provided in this Agreement and the Registration Rights Agreement, there are no voting trusts, proxies, shareholders agreements or other agreements or understandings with respect to the voting of any shares of capital stock of the Company, nor any pre-emptive rights, rights of first refusal, registration rights, or other transfer rights of any person.

                (d) The Securities and Warrants have been duly authorized and when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued and outstanding, fully paid, and non-assessable and will be free and clear of any liens or encumbrances except to the extent set forth in this Agreement, and the offer, sale and issuance of the Securities and the Warrants will be in compliance with all applicable federal and state securities laws. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly reserved and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued and outstanding, fully paid and nonassessable, will be free and clear of any liens or encumbrances except to the extent set forth in this Agreement, and will be issued in compliance with all applicable federal and state securities laws.

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                (e) The Company and the Key Shareholders have full, complete and unrestricted legal right, power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to duly perform and observe the terms and conditions hereof and thereof. All corporate action on the part of the Company and its officers, directors and stockholders that is necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement by the Company, for the performance of the Company's obligations hereunder or thereunder, and for the authorization (or reservation for issuance), issuance and delivery of the Securities, the Warrants and the Common Stock issuable upon exercise of the Warrants, has been taken.

                (f) This Agreement and the Registration Rights Agreement have been duly authorized and constitute the legal, valid and binding obligation of the Company and the Key Shareholders, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, conservatorship, receivership, liquidation, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally.

                (g) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Company and the Key Shareholders of the terms and conditions hereof shall not
(i) require the approval or consent of any governmental authority or the approval or consent of any other person; or (ii) conflict with or result in a breach or violation of any of the terms or conditions of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement, statute, regulation, order, judgment or decree applicable to such party or any instrument, contract or other agreement to which party is a party or to which such party is bound or subject.

                (h) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the "Exchange Act") and as of the date hereof the Company has timely filed all Commission Documents (as defined below). The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Exchange Act and other federal, state and local laws, rules and regulations applicable to them, and, as of their respective dates, such Commission Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company filed with the Securities and Exchange Commission (the "Commission") on the Company's most recently-filed Form 10KSB and Form 10QSB (the "Most Recent Financial Statements") have been duly filed with the Commission and certified in accordance with applicable law and regulation. Except for obligations or liabilities reflected in the Most Recent Financial Statements or incurred in the ordinary course of business since the date thereof, the Company had no material (individually or in the aggregate) obligations or liabilities, absolute, accrued or contingent, as of the date of such Most Recent Financial Statements and has no such obligations or liabilities as of the date hereof. There has been no

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undisclosed material adverse change in the business, assets, properties, operations, condition (financial or other) or prospects of the Company since the date of such Most Recent Financial Statements. For purposes hereof, "Commission Documents" shall mean all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which have been previously filed by the Company and which shall be filed by the Company in the future, including, without limitation the Annual Report on Form 10-KSB filed by the Company for the year ended December 31, 2003, the Quarterly Reports on Form 10-QSB and the Current Reports on Form 8-K filed by the Company after December 31, 2003.

                (i) Neither the Company nor any subsidiary of the Company is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-KSB (collectively, "Material Agreements"). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the Material Agreements, have received no notice of default by the Company thereunder and are not in default under any Material Agreement now in effect, the result of which would result in a Material Adverse Effect.

                (j) Each of the Company and its subsidiaries has good and marketable title to the assets reflected as owned (or current, valid and binding leases with respect to assets reflected as leased) on its Most Recent Financial Statements (other than properties and assets disposed of in the ordinary course of business since the date of such balance sheet), free and clear of any mortgages, pledges, security interests, liens, charges and other encumbrances, except (i) liens for current taxes not yet due or which are being contested in good faith, (ii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company and (iii) security interests securing indebtedness not in default for the purchase price of or rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business. All real and personal property, fixtures and equipment comprising the assets of the Company are in good state of repair (ordinary wear and tear excepted) and operating condition and are sufficient and adequate to conduct the business of the Company on the date hereof.

                (k) Except as publicly disclosed, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company. In addition, to the knowledge of the Company, there does not exist any basis for any action, suit, investigation or proceeding against the Company, in each case which, if adversely determined, would reasonably be expected to have a material adverse effect on the business, assets, properties or operating condition (financial or otherwise) of the Company (a "Material Adverse Effect"). The foregoing includes without limitation, actions pending or threatened against any Key Shareholder or against any employee, prospective employee or consultant to the Company involving such person's relationship to the Company.

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                (l) Each of the Company and its subsidiaries have duly and timely filed or caused to be filed (or obtained valid, currently effective extensions for filing) all Federal, state, local and foreign income, franchise, excise, payroll, sales and use, property and withholding tax returns, reports, estimates and information and other statements or returns (collectively "Tax Returns") required to be filed by or on behalf of it pursuant to any applicable federal, state, local or foreign tax laws for all years and periods for which such Tax Returns have become due. All such Tax Returns were correct in all material respects as filed and correctly reflect the Federal, state, local and foreign income, franchise, excise, payroll, sales and use, property, withholding and other taxes, duties, imposts and governmental charges (and charges in lieu of any thereof), together with interest and penalties (collectively "Taxes") required to be paid or collected by (or allocable to) the Company. Each of the Company and its subsidiaries (i) has paid or caused to be paid all Taxes required to be paid by it through the date hereof except for those Taxes, if any, being contested in good faith and (ii) has properly and fully accrued on its Most Recent Financial Statements (and on its books and records if arising after the date thereof), all Taxes for any period from the date of the last reporting period covered by such Tax Returns up to and including the date hereof. There is no pending or potential audit, dispute or claim concerning any tax return or tax liability of the Company or its subsidiaries as to which the Company or its subsidiaries either (i) has been notified in writing by any tax authority or (ii) has knowledge based on personal contact with any agent of such authority.

                (m) Neither the Company nor any of its subsidiaries is in violation or default of any provisions of the Certificate of Incorporation, as amended or the Bylaws or other organizational documents. The execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Certificate of Incorporation, as amended or the Bylaws, or any agreement, contract, instrument, judgment, decree or order binding on the Company, or, to the best of the Company's knowledge, a violation of any statutes, laws, regulations, rules, ordinances or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

                (n) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                (o) The business and activities of the Company and its subsidiaries have been and are being conducted in compliance with all provisions of all applicable Federal, state, local and foreign statutes, ordinances, rules and regulations. The Company is not in violation of or in default under (i) any order, judgment or decree of any court, arbitration panel or other tribunal or
(ii) any administrative order, rulemaking, procedure, policy or other published declaration of (x) any Federal, state, local or foreign governmental agency or other authority or (y) any professional society, board or other similar organization, except in the case of clauses (i) or (ii) above, such violations

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or defaults that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company holds all governmental licenses, permits, franchises and other governmental authorizations necessary to the ownership of its properties or the conduct of its business as currently conducted and as proposed to be conducted after the Closing, except for those which failure to obtain would not have a Material Adverse Effect, and all such licenses, permits, franchises and other governmental authorizations will remain in full force and effect following the Closing.

                (p) Neither the Company nor any officer, director, employee or agent thereof, nor any other person or entity acting on behalf of the Company, acting alone or together, has (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any person or entity with whom the Company has done business directly or indirectly, or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any person or entity who is or may be in a position to help or hinder the business (or assist the Company in connection with any actual or proposed transaction) which in the case of either clause (a) or clause (b) above have not been fully and accurately described and reflected in the Company's financial statements and books and records and which, (i) if not given in the past, would reasonably be expected to have had a Material Adverse Effect or (ii) if not continued in the future, would reasonably be expected to have a Material Adverse Effect. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Company's knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

                (q) Neither the Company nor any Key Shareholder has committed any act or omission which would give rise to any claim against any party hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.

         3. Purchasers Representations and Warranties. The Purchasers represent and warrant to the Company that:

                  (a) The Purchasers have received a copy of the Memorandum, and have carefully read and fully understand the Memorandum, including the Risk Factors set forth therein and any additional risk factors reflected in any annual, quarterly and other reports filed by the Company with the Securities and Exchange Commission or press releases;

                  (b) THE UNDERSIGNED UNDERSTANDS THAT THIS INVESTMENT IN THE COMPANY IS ILLIQUID AND INVOLVES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT IN THE SECURITIES;

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                  (c) The Purchasers understand that the Securities offered
herein have not been registered under the Act or the securities laws of any state of the United States and will be subject to substantial restrictions on transferability unless and until the Securities registered or an exemption from registration becomes available;

                  (d) The Purchasers understand that an appropriate stop transfer order will be placed on the books of the Company's transfer agent respecting the certificates evidencing the Securities and such certificates shall bear such legend until such time as the respective securities in question shall have been registered under the act or shall have been transferred in accordance with an opinion of counsel acceptable to counsel for the Company that such registration is not required;

                  (e) The Purchasers meet the suitability standards set forth in the Memorandum under "Who May Invest" and specifically satisfy the definition of an "accredited investor" or as otherwise set forth therein;

                  (f) The Accredited Investor Suitability Questionnaire executed and delivered by each of the Purchasers is true and complete in all respects;


                  (g) The Purchasers (A) have been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of the Purchasers; (B) have been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Memorandum or that which has been otherwise provided in order for them to evaluate the merits and risks of investment in the Securities; and (C) have been given the opportunity to obtain additional information from the Company, in each case except to the extent the Company has informed the Purchasers that it does not possess such information and cannot acquire it without unreasonable effort to expense, or that the requested information is proprietary and confidential, and the Purchasers have not been furnished with any other offering literature or prospectus except as referred to herein in the Memorandum;

                  (h) Each of the Purchasers is purchasing the Securities for its own account for investment purposes only and not with a view to the sale or other distribution thereof, and that the Purchasers presently have no intention of offering, selling, transferring, pledging, hypothecating, or otherwise disposing of all or any part of the Securities at any particular time, for any particular price, or upon the happening of any particular event or circumstances.

         4. Due Formation Representations. If the Purchasers are corporations, partnerships, limited liability companies, estates or trusts, the Purchasers represent and warrant that:


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                  (a) The Purchasers have been duly formed and are validly
existing in good standing under the laws of the jurisdiction of their formation with full power and authority to enter into the transactions contemplated by this Agreement;

                  (b) This Agreement has been duly and validly authorized, executed and delivered, and, when executed and delivered by the entity, will constitute the valid, binding and enforceable agreement of the Purchasers;

                  (c) The person signing this Agreement and any other instrument delivered on behalf of such entity has been duly authorized by such entity and has full power and authority to do so; and

                  (d) Such entity has not been formed for the specific purposes of acquiring the Securities.

         5. Purchaser Rights.

                  (a) The Purchasers shall have the registration rights as set forth in the Registration Rights Agreement.

                  (b) If at any time following the Closing any of the Key Shareholders (a "Selling Shareholder") proposes to sell, transfer or dispose of any shares of Common Stock or securities convertible into or exercisable for shares of Common Stock ("Common Stock Equivalents") held or controlled directly or indirectly by such person in a single bona fide arm's length transaction (or a series of related transactions in any twenty-four (24) month period) to one or more third parties, the following rights shall apply: Not later than thirty (30) days prior to proposed closing of such transaction, such Selling Shareholder shall deliver to each Purchaser a notice of intention to sell (a "Tag-Along Notice"), setting forth the number of shares of Common Stock or Common Stock Equivalents proposed to be sold (the Common Stock and the Common Stock issuanble upon conversion or exercise of the Common Stock Equivalents, the "Subject Shares") and all terms and conditions of such proposed sale. The Selling Shareholder shall offer to include in such proposed sale, on the same terms and conditions (and no Purchaser shall be required to make any representation or warranty in respect of such sale other than as to its ownership thereof and authority to enter into such transaction), a number of shares of Common Stock of each Purchaser equal to such Purchaser's pro rata percentage of the issued and outstanding shares of Common Stock as of the date of the Tag-Along Notice multiplied by the number of Subject Shares. Each Purchaser shall notify the Selling Shareholder of its election to participate in such transaction and the number of shares of Common Stock to be included therein not later than 20 days following receipt of the Tag-Along Notice. The number of Subject Shares shall be reduced by the number of shares of Common Stock of each Purchaser to be included in such transaction. Each party hereto shall use its commercially reasonable efforts to cause the prompt consummation of the transactions contemplated by this section.

                  (c) If the Company proposes to issue any Common Stock or other securities containing options or rights to acquire any Common Stock or any securities convertible or exchangeable for Common Stock ("New Securities") after the date hereof to any person, then the Company will offer to sell to each Purchaser a number of shares of Common Stock or such New Securities such that the ratio of such Purchaser's shares of Common Stock to all shares of Common Stock outstanding on the date hereof shall (upon exercise by Purchaser of the

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pre-emptive right set forth herein) be equal to the ratio of such Purchaser's shares of Common Stock to all shares of Common Stock outstanding immediately following such issuance (after giving effect to any exercise, conversion or exchange of all such New Securities). The Company shall give each Purchaser not less than thirty (30) days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). The Purchasers will be entitled to purchase such New Securities at the same price, on the same terms, and at the same time as the New Securities are issued to the proposed purchaser(s) thereof by delivery of written notice to the Company of such election within twenty (20) days after delivery of the Issuance Notice (the "Election Notice"). If any Purchaser has elected to purchase any New Securities, the sale of such New Securities shall be consummated as soon as practical (but in any event within fifteen (15) days) after the delivery of the Election Notice. It is agreed that the term "New Securities" shall not include any issuance of securities or options to purchase securities described in this Section 5(c) to employees, officers, directors or consultants of the Company pursuant to any employee compensation plan or arrangement approved by the Board of Directors of the Company.

                  (d) The Purchasers shall have the right, but not the obligation, to designate one (1) individual (the "Purchaser Designee") to serve as a member of the Board of Directors of the Company. At all times following the Closing, Purchasers may designate a Purchaser Designee upon ten (10) days' notice given to each Key Shareholder by Purchasers. Promptly upon receipt of such notice, each Key Shareholder shall take such actions as may be necessary or appropriate to cause an annual or special meeting of shareholders to be held for the purpose of electing the Board of Directors of the Company. At each annual or special shareholder's meeting called for such purpose and whenever stockholders of the Company act by written consent in respect of the election of directors, each Key Shareholder agrees to vote or otherwise give such party's consent in respect of all shares of capital stock of the Company owned at such time by such party or as to which such party is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause the election to the board of the Purchaser Designee, which Purchaser Designee shall hold office until his successor shall have been duly elected and qualified. The Purchasers shall be entitled to cause the removal of such Purchaser Designee at any time in their sole discretion. Upon the resignation or removal of the Purchaser Designee for any reason, the Purchasers shall be entitled, but not obligated, to designate a successor Purchaser Designee pursuant hereto. The right of the Purchasers to designate the Purchaser Designee shall terminate if at any time the aggregate number of shares of Common Stock held by the Purchasers is less than 1,000,000, as adjusted to reflect any stock split, combination, reclassification or change of the Common Stock after the Closing.

                  (e) If at any time following the Closing while Purchasers hold any shares of Common Stock any party hereto enters into any agreement or understanding (whether written or oral) granting any person any of the rights granted to Purchasers hereunder but which are more favorable to such person than to Purchasers, each Key Shareholder entering into such agreement or understanding shall notify the Purchasers in advance thereof and this Agreement shall be deemed automatically and without further action to be amended or modified to provide Purchasers with rights equal in all respects to such more favorable rights.

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         6. Reliance. The representations, warranties and agreements made by the
Purchasers and the Company herein have been made with the intent that they be relied upon by the other parties for purposes of the Offering. All parties further undertake to notify the other parties immediately of any change in any information supplied by the other parties.

         7.       Indemnification.

                (a) Each Key Shareholder and the Company jointly and severally agrees to indemnify each Purchaser against, and to protect, save and keep harmless each Purchaser from, and to assume liability for, payment of all liabilities that may be imposed on or incurred by such Purchaser as a consequence of or in connection with (a) any breach by any Key Shareholder or the Company of a representation or warranty contained in this Agreement; or
(b) any failure by any Key Shareholder or the Company to perform any agreement or covenant contained herein. The foregoing indemnity shall include reasonable attorneys' fees incurred in connection with the enforcement of this indemnity.

                (b) Each Purchaser, jointly and not severally, agrees to indemnify each Key Shareholder against, and to protect, save and keep harmless each Key Shareholder from, and to assume liability for, payment of all liabilities that may be imposed on or incurred by any Key Shareholder as a consequence of or in connection with (a) any breach by a Purchaser of a representation or warranty contained in this Agreement; or (b) any failure by a Purchaser to perform any agreement or covenant contained herein.

                (c) The parties shall, in a timely manner, provide each other with notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 7 (collectively, "Third Party Claims"), brought at any time following the date hereof, and shall otherwise make available all relevant information material to the defense of any such Third Party Claims. The indemnifying party shall have the right to participate in and, to the extent it shall wish, to assume and undertake the defense of any such Third Party Claim at its sole expense. No claim shall be settled or compromised without the consent of the indemnifying party unless the indemnifying party shall have failed, after the lapse of a reasonable time, but in no event more than 30 days, after notice to it of such third Party Claim, to participate in the defense of the same. The indemnified party shall have the right to participate, with separate counsel (which counsel shall act in an advisory capacity only), in any such defense. After notice by the indemnifying party to the indemnified party of the indemnifying party's election to assume the defense of any such Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any expenses of the indemnified party's counsel that are subsequently incurred in connection with such defense; provided, however, that the expense of such indemnified party's separate counsel shall be paid by the indemnifying party if (i) the indemnifying party requests such separate counsel to participate, or (ii) in the reasonable opinion of such separate counsel, a significant conflict of interest exists between the indemnifying party and the indemnified party that would make such separate representation clearly advisable. A party's failure to give timely notice or to provide copies of documents or to furnish relevant data in connection with any Third Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification or such party, except and only to the extent that such failure shall result in any prejudices to the indemnifying party.

         8. Choice of Law; Jurisdiction. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in the City of New York in the State of New York (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of any federal or state court in the City of New York in the State of New York in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding in accordance with the addresses reflected in this Agreement shall constitute personal service thereof.

         9.       General Provisions.

                  (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger to such party, at the address set forth in the signature pages hereto, or at such other address as such party shall have furnished to the other parties in writing. Notice shall be deemed effectively given upon actual receipt when sent by hand or messenger, or three days after having been sent by registered or certified mail.

                  (b) No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default by a party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  (c) Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchasers to purchase the Units shall not be assignable without the consent of the Company.

                  (d) This Agreement and the other documents delivered pursuant hereto, including the Registration Rights Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties or covenants except as specifically set forth herein or therein.

                  (e) This Agreement may be executed by facsimile and in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Stock Subscription and Stockholders Agreement as of the date first above written.

GLOBAL GOLD CORPORATION


By:_____________________________
   Drury J. Gallagher, Chairman
   and Chief Executive Officer



Firebird Global Master Fund, Ltd.                 Firebird Republics Fund, Ltd.
---------------------------------                 -----------------------------
Print Name of Subscriber                          Print Name of Subscriber


By:_____________________________                  By:___________________________

James Passin, Director                            Harvey Sawikin, Director
--------------------------------------            ----------------------------
Print Name and Title of Person Signing            Print Name and Title of Person
                                                  Signing


Mailing Address:                                     Mailing Address:

C/o Citco Fund Services (Cayman Islands) Ltd.    C/o Trident Trust Co., (Cayman)
                                                 Ltd.,
Regatta Office Park                              Capital Place, Box 847
West Bay Road
P.O. Box 31106 SMB
Street Address                                   Street Address

Grand Cayman, Cayman Islands                     Grand Cayman, Cayman Islands
----------------------------                     ----------------------------
City, State and Zip Code                         City, State and Zip Code

_________CR-71007 _______________
         ---------                                -------------------
Taxpayer Identification Number                    Taxpayer Identification Number


_Cayman Islands___________________                Cayman Islands
 --------------                                   --------------
Country of incorporation                          Country of incorporation

                 [Signature page to the Global Gold Corporation
                 Stock Subscription and Stockholders Agreement]

Firebird Avrora Fund, Ltd.                 Signed:______________________________
-----------------------------------------
Print Name of Subscriber                          Name: Van Krikorian

By:_____________________________                        Mailing Address:

Harvey Sawikin, Director                                5 Frederick Court
Print Name and Title of Person Signing                  Street Address
                                                        Harrison, NY 10528
Mailing Address:                                        City, State and Zip Code

C/o Trident Trust Co., (Cayman) Ltd.,                    ###-##-####
1 Capital Place, Box 847                                 Social Security Number
------------------------
Street Address

Grand Cayman, Cayman Islands
City, State and Zip Code                   Signed: ____________________________
                                           Name: Nicholas J Aynilian for NJA
                                                 Investments
_______                   ______________
       -------------------
Taxpayer Identification Number                Mailing Address:
                                              P.O Box  1963 Canal Street Station
_Cayman Islands___________________
Country of incorporation                      New York,NY 10013
                                              -----------------
                                              City, State and Zip Code

Signed:__________________________             ###-##-####
                                             -----------
         Name: Drury Gallagher               Taxpayer ID Number

Mailing Address:

107 Eakins Road
Street Address

Manhasset, NY 11030
City, State and Zip Code

###-##-####
Social Security Number

                                   Schedule A

                                   Purchasers

      Purchaser                       Units           Purchase Price

Firebird Global Master Fund, Ltd.   1,500,000             USD 0.50

Firebird Republics Fund, Ltd.         750,000             USD 0.50

Firebird Avrora Fund, Ltd.            750,000             USD 0.50

                                   Schedule B
                                   ----------

                             Schedule of Exceptions

Section 2 (c)(ii)-The Company has outstanding certain options and warrants as are disclosed in its Most Recent Financial Statements. The Company also has debt to NJA Investments and Drury Gallagher which if unpaid may be converted into common stock, reflected in agreements dated September 8, 2004. The Company represents and warrants that within thirty days of closing and funding this transaction such debt will be extinguished and the right to convert the debt to common shares will no longer exist.

Section 2 (c)(ii)-A Shareholder Agreement was executed in 1995, but that Agreement did not come into force and was terminated in 1999.

Section 2 (c)(ii)-The Stockholders Agreement dated as of January 1, 2004 by and among NJA Investments, Drury Gallagher, Van Z.Krikorian, and Robert Garrison is in effect, although Mr. Garrison has withdrawn from the agreement.

Section 2 (k)-The Company has a dispute with its former auditors, Marcum & Kliegman, LLP regarding billing which may be submitted to arbitration. The firm nevertheless signed off on the Company's 2003 annual report filed with the SEC.

Section 2(n)-The Company has a consulting and advisory agreement with Analytix Capital which includes a commission provision. The Company and Analytix have entered a termination agreement, copy attached.

General-The Company has disclosed its accounts payable information as of September 30, 2004, and agrees to meet certain mutually agreed conditions in connection with the use of proceeds from this transaction.


                                       18